UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

Blue Water Vaccines Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	BWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On February 24, 2022, Blue Water Vaccines Inc. (“we,” “us,” “our,” or the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the closing of the Company’s initial public offering of its shares of common stock, par value $0.00001 per share (the “Common Stock”). This amendment is being filed to amend the Original 8-K to update the aggregate net proceeds to the Company from the initial public offering.

Item 1.01 Entry into a Material Definitive Agreement.

Public Offering

On February 17, 2022, Blue Water Vaccines Inc. (“we,” “us,” “our,” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities, LLC, acting as representative of the underwriters (“Boustead”), pursuant to which the Company agreed to sell to the underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 2,222,222 shares (the “Shares”) of Common Stock at a price of $9.00 per share. The Offering closed on February 23, 2022. The Common Stock is listed on The Nasdaq Capital Market under the trading symbol “BWV.”

The Shares were offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333-260137), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on February 11, 2022 (the “Registration Statement”). The net proceeds to the Company from the Offering, after deducting the underwriting discount, the underwriters’ fees and expenses and the Company’s estimated Offering expenses, were approximately $17.2 million.

The Underwriting Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with Commission. The Company has also agreed that it will not offer, sell, issue, agree or contract to sell or issue or grant or modify the terms of any option for the sale of any securities of the Company for a period of twelve (12) months following the closing date of the Offering, other than certain exempt issuances.

Representative’s Warrants

Pursuant to the Underwriting Agreement, the Company issued to Boustead warrants (the “Representative’s Warrants”) to purchase 111,111 shares of Common Stock. The Representative’s Warrants will be exercisable at a per share exercise price equal to $10.35 and are exercisable at any time and from time to time, in whole or in part, during the period commencing on February 23, 2022 and terminating on February 11, 2027. The Representative’s Warrants also provide for two demand registration rights of the shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the shares underlying the Representative’s Warrants and customary anti-dilution provisions.

The foregoing summary of the terms of the Underwriting Agreement and the Representative’s Warrants are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement and the Representative’s Warrants that are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

Right of First Refusal and Co-Sale Agreement

The Company was party to a right of first refusal and co-sale agreement (the “ROFR Agreement”)  pursuant to which the Company had a right to purchase (and certain other investors had the right to purchase in the case the Company did not exercise its right to purchase) shares of the Company’s capital stock which certain holders of its common stock propose to sell to other parties, subject to certain exceptions. The ROFR Agreement terminated in connection with the Offering.

Voting Agreement

The Company was party to a voting agreement (the “Voting Agreement”) under which certain holders of the Company’s capital stock have agreed as to the manner in which they will vote their shares of our capital stock on certain matters, including with respect to the election of directors. The Voting Agreement terminated in connection with the Offering.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 23, 2022, John Rice resigned as a member of the Board of Directors (the “Board”) of Blue Water Vaccines Inc. Mr. Rice’s departure from the Board was not the result of any disagreement with management or the Board.

Effective as of February 23, 2022, the Board appointed James Sapirstein to serve as a member of the Board.

James Sapirstein has over 35 years of experience leading, founding, growing, and selling healthcare companies, specifically in the pharmaceutical space. Mr. Sapirstein is currently the President and CEO of AzurRx BioPharma (Nasdaq: AZRX), where he has been since October 2019. His career began in sales at Eli Lilly, eventually rising to Director of International Marketing at Bristol Myers Squibb from July 1996 to June 2000, and later led the launch of Viread (tenofovir) at Gilead Sciences, Inc. (Nasdaq: GILD), where he served as Global Marketing Lead from June 2020 to June 2002. From November 2006 to January 2011, he served as founding CEO of Tobira Therapeutics (Nasdaq: TBRA), then a private company, and later acquired by Allergan (NYSE: AGN). Since then, he has served as CEO of Alliqua Biomedical (Nasdaq: ALQA) from September 2012 to February 2014 and CEO of Contravir Pharmaceuticals (Nasdaq: CTRV from March 2014 to October 2018. He has been part of almost two dozen drug product launches and specifically either led or has been a key member of several HIV product launches into different new classes of therapeutics at the time. Additionally, Mr. Sapirstein holds board positions on Marizyme (OTCMKTS:MRZM) (Executive Chairman) since December 2018 Enochian Biosciences (Nasdaq: ENOB) since April 2018 and Leading Biosciences since March 2016. He previously served as a director of BioNJ from February 2017 to February 2019, an association of biopharma industries in New Jersey, from February 2017 to February 2019, RespireRX (OTCBB:RSPI) from April 2014 to January 2020, NanoViricides Inc. (NYSE: NNVC) from November 2018 to January 2020 and BWAC from December 2020 until its business combination with Clarus in September 2021. He is also a Board Director for BIO, the leading Biopharma Industries Organization promoting public policy and networking in the healthcare space, where he sits on both the Health Section and Emerging Companies Section Governing Boards. Mr. Sapirstein received a B.S. in Pharmacy from Rutgers University and his MBA from Fairleigh Dickinson University. He is well qualified to serve on the Board due to his extensive network from decades in the healthcare industry.

No family relationships exist between Mr. Sapirstein and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which Mr. Sapirstein has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously contemplated by the disclosure in the Registration Statement, the Company took the following actions in connection with the closing of the Offering (the “Closing”) on February 23, 2022.

Conversion of Outstanding Preferred Shares

Effective upon the Closing, all of the shares of the Company’s outstanding series seed preferred stock (the “Preferred Shares”), along with all accrued dividends converted into 5,626,365 shares of Common Stock pursuant to a conversion approved by requisite holders of the series seed preferred stock.

Amendment and Restatement of Certificate of Incorporation and Bylaws

On February 23, 2022, the Company filed with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation (the “A&R COI”), which became effective immediately. The Company’s board of directors and stockholders approved the A&R COI to be effective upon the Closing. The A&R COI is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A description of certain provisions of the A&R COI is included in the Registration Statement in the section titled “Description of Capital Stock.”

In addition, on February 23, 2022 and in connection with the Offering, the Company adopted the Amended and Restated Bylaws (the “A&R Bylaws”). The terms of the A&R Bylaws are set forth in the Registration Statement and are incorporated herein by reference. The A&R Bylaws are attached hereto as Exhibits 3.2 and is incorporated herein by reference.

Item 8.01 Other Events.

On February 17, 2022, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On February 23, 2022, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
1.1*	Underwriting Agreement
3.1*	Amended and Restated Certificate of Incorporation
3.2*	Amended and Restated Bylaws
4.1*	Representative’s Warrant
99.1*	Press Release, dated February 17, 2022
99.2*	Press Release, dated February 23, 2022

*	Previously filed on the Company’s Current Report on Form 8-K, filed with the Commission on February 24, 2022

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Water Vaccines Inc.

Date: March 4, 2022	/s/ Joseph Hernandez
Joseph Hernandez Chief Executive Officer